UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2018

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 10, 2018, Avista Healthcare Public Acquisition Corp., our predecessor company (“AHPAC”), consummated a business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of August 17, 2018 (as amended, the “Merger Agreement”), by and among AHPAC, Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of AHPAC (“Merger Sub”) and Organogenesis Inc., a Delaware corporation (“Organogenesis”). As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, Merger Sub merged with and into Organogenesis, with Organogenesis surviving the merger (the ‘‘Merger’’). In addition, in connection with the Business Combination, and in accordance with Section 388 of the Delaware General Corporation Law and the Cayman Islands Companies Law (2018 Revision), AHPAC redomesticated as a Delaware corporation (the “Domestication”). After the Domestication, AHPAC changed its name to ‘‘Organogenesis Holdings Inc.’’. We refer to AHPAC following the effectiveness of the domestication as ‘‘ORGO” or the “Company”. As a result of the Merger, Organogenesis became a wholly owned direct subsidiary of ORGO.

On December 11, 2018, ORGO received a written notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) indicating that the Staff has determined that ORGO has not complied with the requirements of IM-5101-2 since ORGO has not demonstrated compliance with all of the requirements for initial listing on The Nasdaq Capital Market (the “deficiency”). Specifically, the Staff has determined that ORGO’s Class A common stock does not meet the minimum 300 round lot holder requirement for initial listing as required by Listing Rule 5505(a)(3), and ORGO’s public warrants do not meet the minimum 400 round lot holder requirement for initial listing as required by Listing Rule 5515(a)(4).

NASDAQ had issued a delisting notice on November 2, 2018 in respect of the AHPAC units, AHPAC Class A ordinary shares and AHPAC warrants to purchase Class A ordinary shares. On November 9, 2018, AHPAC submitted a request for an oral hearing before the Hearings Panel to appeal the delisting determination pursuant to the procedures set forth in the NASDAQ rules. That hearing is scheduled to take place on December 13, 2018. The Notice confirms that the Nasdaq Hearings Panel will consider the deficiency in rendering its determination regarding ORGO’s continued listing on The Nasdaq Capital Market.

The Company can provide no assurance that, following the hearing, the hearings panel will grant the Company’s request for continued listing or that the Company can maintain compliance with the other NASDAQ Listing Rules.

Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. Forward-looking statements may be identified by the use of words such as “will,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “extend,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements relating to the Company’s request for continued listing and ability to maintain compliance with applicable NASDAQ listing rules. Forward looking statements with respect to the continued existence and operations of the Company, strategies, prospects and other aspects of the businesses of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. These factors include, but are not limited to: (1) the Company’s ability to successfully appeal NASDAQ’s determination to delist the securities and otherwise maintain compliance with applicable NASDAQ listing standards; (2) the risk that the proposed business combination disrupts current plans and operations of Organogenesis as a result of the announcement and consummation of the transactions described herein; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that The Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties described in other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by the Company. Although they may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Timothy M. Cunningham
Name: Title:	Timothy M. Cunningham Chief Financial Officer

Date: December 12, 2018